UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2015

Keryx Biopharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30929	13-4087132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lexington Avenue

New York, New York 10022

(Address of Principal Executive Offices)

(212) 531-5965

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Closing of Private Placement

On October 15, 2015, Keryx Biopharmaceuticals, Inc. (“Keryx” or the “Company”) completed the sale of $125 million of Convertible Senior Notes due 2020 (the “Notes”), in a private placement (the “Private Placement”) to funds managed by The Baupost Group, L.L.C (the “Investor”).

Notes Purchase Agreement and Indenture

The Company sold the Notes pursuant to a Notes Purchase Agreement dated October 14, 2015 (the “Notes Purchase Agreement”) between the Company and the Investor. The Notes were issued under an Indenture dated as of October 15, 2015, with The Bank of New York Mellon Trust Company, N.A. as trustee (the “Indenture”). Under the terms of the Indenture, the Notes may be converted into shares of Company common stock at the discretion of the Investor (with a conversion price that is subject to adjustment based on the occurrence of certain events). In furtherance thereof, the Company will seek stockholder approval to ensure that it has an adequate share reserve to cover any conversions by Investor, and if any necessary share increases are not approved, the Company will pay a portion of the conversion amount in cash. Further, the Indenture subjects the Company to certain financial and business covenants. Copies of the Notes Purchase Agreement and Indenture are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. The foregoing summary of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

Registration Rights Agreement

In connection with the Private Placement, Keryx entered into a Registration Rights Agreement with the purchasers of the Notes (the “Registration Rights Agreement”), pursuant to which Keryx agreed to (i) file a registration statement (the “Resale Registration Statement”) with the Securities and Exchange Commission (the “SEC”) covering the resale of the Notes and the underlying common stock which the Notes are convertible into upon the written request of the Investor, and (ii) use commercially reasonable efforts, subject to receipt of necessary information from all the purchasers of the Notes, to cause the SEC to declare the Resale Registration Statement effective. Further, the Registration Rights Agreement permits the Investor to demand from time to time that the Company file a shelf Registration Statement pursuant to Rule 415 of the Securities Act from which any number of shelf takedowns may be conducted upon written request from the Investor. Finally, the Registration Rights Agreement affords the Investor certain piggyback registration rights.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement. A copy of the Registration Rights Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The Notes were offered and sold in a private placement to certain eligible investors pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration under or an applicable exemption from such registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to purchase, the Notes in any jurisdiction in which such offer or solicitation would be unlawful.

Item 8.01	Other Events.

In connection with the Private Placement, on October 15, 2015, Keryx issued a press release announcing the closing of the Private Placement. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1	Notes Purchase Agreement, dated as of October 14, 2015, between Keryx Biopharmaceuticals, Inc. and Baupost Group Securities, L.L.C.

10.2	Indenture, dated as of October 15, 2015, between Keryx Biopharmaceuticals, Inc. and The Bank of New York Mellon Trust Company, N.A.

10.3	Registration Rights Agreement, dated as of October 15, 2015, between Keryx Biopharmaceuticals, Inc. and Baupost Group Securities, L.L.C.

99.1	Press release issued by Keryx Biopharmaceuticals, Inc., dated October 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc.
(Registrant)

Date: October 19, 2015

	By:	/s/ Brian Adams
Brian Adams
Corporate Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Notes Purchase Agreement, dated as of October 14, 2015, between Keryx Biopharmaceuticals, Inc. and Baupost Group Securities, L.L.C.

10.2	Indenture, dated as of October 15, 2015, between Keryx Biopharmaceuticals, Inc. and The Bank of New York Mellon Trust Company, N.A.

10.3	Registration Rights Agreement, dated as of October 15, 2015, between Keryx Biopharmaceuticals, Inc. and Baupost Group Securities, L.L.C

99.1	Press release issued by Keryx Biopharmaceuticals, Inc., dated October 15, 2015.